EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of Taseko Mines Limited and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 13th of January, 2016.

RAGING RIVER CAPITAL LP, by its General Partner, RAGING RIVER CAPITAL GP LLC

By:	/s/ MARK RADZIK
Name: Mark Radzik
Title: Authorized Signatory

RAGING RIVER CAPITAL GP LLC

By:	/s/ Mark Radzik
Name: Mark Radzik
Title: Authorized Signatory

GRANITE CREEK PARTNERS, LLC

By:	/s/ Mark Radzik
Name: Mark Radzik
Title: Managing Partner

By:	/s/ Mark Radzik
Name: Mark Radzik

WESTWOOD CAPITAL LLC

By:	/s/ Henry Park
Name: Henry Park
Title: Chief Investment Officer and Principal

By:	/s/ Henry Park
Name: Henry Park

PAUL M. BLYTHE MINING ASSOCIATES INC.

By:	/s/ Paul Blythe
Name: Paul Blythe
Title: President

By:	/s/ Paul Blythe
Name: Paul Blythe

By:	/s/ Nathan Milikowsky
Name: Nathan Milikowsky